Exhibit 13

13.1 Campaign page	2

13.2 Facebook posting	11

13.3 Wefunder posting	15

13.4 Survey	21

13.5 Video transcript	23

13.6 Screen shot of video transcript legend	70

13.1 Campaign page

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13.2 Facebook posting

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9/21/22, 1 1:22 AM (20+) Le M - Mebe O Faceb :// ..faceb.c//ae/ea_ce/? e=2097295170488456 2 / 4
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9/21/22, 1 1:22 AM (20+) Le M - Mebe O Faceb :// ..faceb.c//ae/ea_ce/? e=2097295170488456 3 / 4
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9/21/22, 1 1:22 AM (20+) Le M - Mebe O Faceb :// ..faceb.c//ae/ea_ce/? e=2097295170488456 4 / 4
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13.3 Wefunder posting

9/21/22, 11:42 AM Proposed terms for Round 9 are here — let us know what you think! | Legion M | Wefunder, Home of the Community Round

WEFUNDER

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Legion M

Proposed terms for Round 9 are here — let us know what you think!



Jeff Annison
on Aug 31
Cofounder of Legion M and the Emmy winning MobiTV. Founder


COMING
SOON

Legion M is gearing up for Round 9, and preparing our final filings to submit to the SEC. But before we launch, we want to give our community a chance to look at the proposed terms and share their feedback.

If you are considering investing in Legion M — or if you are just curious to see how your previous investment is doing — please give it a look and let us know what you think!

REVIEW PROPOSED TERMS

We're excited to kick off Round 9 soon, continuing our quest to unite 1 million fans as shareholders of Legion M. If you are interested in investing, **Round 9 reservations are now available at startengine.com/legionm**.

https://wefunder.com/updates/157826 1/6

9/21/22, 11:42 AM Proposed terms for Round 9 are here — let us know what you think! | Legion M | Wefunder, Home of the Community Round

Onward and upward,

🔔 Paul, Jeff, Terri L, David, Eric, Michelle, Terri P, Mandy, Taylor, Brandi, Prophetess, Clare, Ramona, Chris, Tyler and the rest of the Legion M team

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE COMPANY IS “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

Liked by Antonio Hinson, Richard Craig Jr., afurahå 'Epi leap 🐸 ' brehånn, and 17 others

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Richard Craig Jr.
Investor

Sep 17

•••

what is the split price going to be and when can i buy some more shares when will i be able to get in on round 9

REPLY



Jeff Annison
Founder

Sep 17

•••

Hi Richard -- we expect the split to be complete this week, and Round 9 to open shortly. You can make a reservation now at startengine.com/legionm

REPLY EDIT



Jeff Pyeatt
Investor

Sep 05

•••

I've been trying to reserve shares for Round 9 off and on since Aug 31. The link never seems to go work, or take me to where it will allow me reserve shares. Please provide some guidance.

REPLY



Jeff Annison
Founder

Sep 05

•••

Hi Jeff - the link is startengine.com/legionm. If that doesn't work for you, try sending mail to team@legionm.com, and Brandi can probably get it sorted out.

REPLY EDIT



Bloo Mahrz
Investor

Sep 02

https://wefunder.com/updates/157826 2/6

9/21/22, 11:42 AM Proposed terms for Round 9 are here — let us know what you think! | Legion M | Wefunder, Home of the Community Round

1

Love the progress. Hoping for some post-Covid surprises. Let's Rock n' Roll!

REPLY



Richard Craig Jr.
Investor

Sep 01

1

where is our split shares

REPLY



Jeff Annison
Founder

Sep 02

Hi Richard -- the stock has officially split, and our transfer agent (KoreConX) is in the process of issuing the split shares. We should have an announcement on this soon.

REPLY EDIT



George Simons
Follower

Sep 01

1

I don't like Startengine

REPLY



Jeff Annison
Founder

Sep 02

Understood, George. Thank you for the feedback.

REPLY EDIT



George Simons
Follower

Sep 01

2

Nice

REPLY

Arnold C. Kaminski
Investor

Sep 01

https://wefunder.com/updates/157826 3/6

9/21/22, 11:42 AM Proposed terms for Round 9 are here — let us know what you think! | Legion M | Wefunder, Home of the Community Round



2

A quarterly update would be nice!

REPLY



[Jeff Annison](legionm.com)
Founder

Sep 02

•••

If you are looking for a financial update, please check out our SEC filings at legionm.com/investorrelations. We report semi-annually, with an audited annual report and non-audited mid-year report.

REPLY EDIT



Gillian Lee
Investor

Aug 31

•••

3

The "Proposed Terms" is actually a survey seeking opinions of what you are doing.

REPLY



Cynthia Hummel
Follower

Aug 31

•••

Ditto

REPLY

https://wefunder.com/updates/157826 4/6

9/Z1/ZZ, 11 42 A M Prop::>sed terms for Round 9 are here - let us know what you think! I Legion M I Vkfunder, Home of the Community Round Jeff Annjson Founder Sep 02, Vk 're going to do a blog post to answer this question. I REPLY IEOIT I I Show More I Vklcometo Vkfunder SPREAD THE WORD Vklcometo Vkfunder https://wefunder.comlupdates/157826 516

19

9/21/22, 11:42 AM Proposed terms for Round 9 are here — let us know what you think! | Legion M | Wefunder, Home of the Community Round

Wefunder is a Public Benefit Corporation.
We're here to fix capitalism.
2012-2021 IMPACT REPORT

- Our Story
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- Get $2500

- Investor FAQ
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Wefunder means Wefunder Inc and its wholly owned subsidiaries: Wefunder Advisors LLC and Wefunder Portal LLC. This page is hosted by Wefunder Portal LLC.

Wefunder Portal LLC is a member of the Financial Industry Regulatory Authority (FINRA). Investing on Wefunder is risky. Don't invest more than you can afford to lose.

IMPORTANT DISCLOSURES

×

TERMS PRIVACY

https://wefunder.com/updates/157826 6/6

9/21/22, 11:12 AM Proposed Terms for Round 9 -- Sneak Peek and Request for Feedback Survey

EXIT

LEGION M

Proposed Terms for Round 9 -- Sneak Peek and Request for Feedback

After closing our largest offering ever in Round 8, Legion M is gearing up for Round 9. We're preparing our filings for the SEC, but before we launch we want to get your feedback. Please take a look at the questions below, and tell us what you think.

Note: Your feedback is confidential. All responses will be reviewed, but we cannot respond to questions submitted via this form. If you have a question you want an answer to, please send mail to team@legionm.com.

1. I am...

- ◯ ...an existing Legion M investor
- ◯ ...a member/follower of Legion M (but not investor)
- ◯ ...new to Legion M

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT

https://www.research.net/r/Legion-M-Round-9-Terms 1/2

9/21/22, 11:12 AM Proposed Terms for Round 9 -- Sneak Peek and Request for Feedback Survey

FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

Next

https://www.research.net/r/Legion-M-Round-9-Terms 2/2

WEBVTT 1 00:00:17.279 --> 00:00:19.170 Allen Jebsen (SVP Fundraising, StartEngine): got participants trickling in. 2 00:00:20.640 --> 00:00:24.540 Allen Jebsen (SVP Fundraising, StartEngine): just going to give a couple of seconds for everybody to join before we begin. 3 00:00:41.220 --> 00:00:56.940 Allen Jebsen (SVP Fundraising, StartEngine): Alright well good morning everybody, my name is Alan jepsen i'm the senior Vice President of fundraising here at start engine and welcome everybody to our latest webinar titled cash is king. 4 00:00:57.690 --> 00:01:06.630 Allen Jebsen (SVP Fundraising, StartEngine): Before I introduce our guests, I want to go over the agenda for the hour we've got a packed our plan for everybody, we will start with. 5 00:01:07.230 --> 00:01:12.840 Allen Jebsen (SVP Fundraising, StartEngine): Howard marks our CEO at start engine and Mr wonderful himself Kevin o'leary. 6 00:01:13.320 --> 00:01:24.240 Allen Jebsen (SVP Fundraising, StartEngine): For about 20 minutes this morning to start the webinar and talk about why we are here, why it's titled cash is king and the the current market climates and then. 7 00:01:24.990 --> 00:01:30.720 Allen Jebsen (SVP Fundraising, StartEngine): Kevin o'leary, of course, a very busy man, so he is going to drop off and we're going to be joined with. 8 00:01:31.440 --> 00:01:38.250 Allen Jebsen (SVP Fundraising, StartEngine): Jeff aniston our co founder and President of legion m a company that has raised. 9 00:01:38.700 --> 00:01:51.030 Allen Jebsen (SVP Fundraising, StartEngine): very successfully in the

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past and equity crowdfunding and has an upcoming raise on start engine, who is an expert in talking about from the founders perspective, they are perspective on start engine an equity crowdfunding. 10 00:01:51.900 --> 00:02:06.960 Allen Jebsen (SVP Fundraising, StartEngine): And then about 10 minutes to go into the our session we are going to open up the floor to questions from the crowd so please throughout the webinar submit the questions through the Q amp a. 11 00:02:08.040 --> 00:02:15.660 Allen Jebsen (SVP Fundraising, StartEngine): The Q amp a button, you see, on the zoom chat we have colleagues at start engine will be coming through the questions and. 12 00:02:16.440 --> 00:02:27.780 Allen Jebsen (SVP Fundraising, StartEngine): bubbling up the most topical ones for me to point out, and to get Howard and jeff's answers on them, so please feel free to answer, or to ask questions. 13 00:02:28.080 --> 00:02:36.990 Allen Jebsen (SVP Fundraising, StartEngine): Throughout the race, but Kevin I know we don't have you for too long, so I want to start off by welcoming you Thank you so much for joining us here today. 14 00:02:37.590 --> 00:02:49.740 Allen Jebsen (SVP Fundraising, StartEngine): we're so happy to have you first question for you and for Howard, is why is cash King we're talking about the market climates. 15 00:02:50.100 --> 00:03:06.600 Allen Jebsen (SVP Fundraising, StartEngine): We wanted to bring you on to hear your experiences with yourself and your businesses and your founders navigating these times it's a bit of an unprecedented uncertain time for founders, and the current market climate, so the first question for you is. 16 00:03:07.710 --> 00:03:12.720 Allen Jebsen (SVP Fundraising, StartEngine): Why is cash king and how do you recommend founders navigate these times. 17

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00:03:14.040 --> 00:03:23.400 Kevin O'Leary (Mr. Wonderful): You know I like to go back in history to try and draw analogies to the situation we're in today, of course, know two different times exactly like but. 18 00:03:23.940 --> 00:03:32.760 Kevin O'Leary (Mr. Wonderful): let's take a stock that everybody knows a company that everybody knows it's been around almost 20 years Amazon when Amazon burst on the scene. 19 00:03:34.110 --> 00:03:38.730 Kevin O'Leary (Mr. Wonderful): It didn't have a lot of institutional investors, it was a startup that you sold books, most people remember that. 20 00:03:39.270 --> 00:03:48.330 Kevin O'Leary (Mr. Wonderful): And when it went public its stock was incredibly volatile, it would first 17 years drawdowns were 38 to 58% every 11 months. 21 00:03:49.020 --> 00:03:53.910 Kevin O'Leary (Mr. Wonderful): And I know that because I owned it all the way through their that period end there pressures as well. 22 00:03:54.480 --> 00:04:00.420 Kevin O'Leary (Mr. Wonderful): And the reason that was happening was that the market would shift its focus on free cash flow. 23 00:04:01.200 --> 00:04:13.530 Kevin O'Leary (Mr. Wonderful): To sales growth, it was constantly a battle between how fast could they raise their top line versus how much cash did they make sometimes the market cared about the cash, sometimes it cared about the growth. 24 00:04:14.010 --> 00:04:23.760 Kevin O'Leary (Mr. Wonderful): But it rarely cared about both simultaneously and on the massive sell offs, it would all of a sudden say well it's not profitable in fact that made the front page of barron's magazine as a bust. 25 00:04:24.450 --> 00:04:32.790 Kevin O'Leary (Mr. Wonderful): That was probably I don't know 100

25

billion dollars, with a market CAP ago or whatever, but the point is we're in a cycle now time now. 26 00:04:33.660 --> 00:04:41.640 Kevin O'Leary (Mr. Wonderful): Where cash matters again and your burn rate matters and how much cash you have in the bank until you go to zero calculated by your monthly burn. 27 00:04:41.940 --> 00:04:47.040 Kevin O'Leary (Mr. Wonderful): That didn't matter just six months ago, and so, when it matters it really matters and so it's changing. 28 00:04:47.400 --> 00:04:53.340 Kevin O'Leary (Mr. Wonderful): The tone of the market dramatically people are not willing to just buy sales growth anymore, they want free cash flow. 29 00:04:53.790 --> 00:05:05.910 Kevin O'Leary (Mr. Wonderful): And, in some cases they really covered distributions which is coming back into fashion, again, and at the same time you've got wild swings in the market for obvious reasons, people are concerned about inflation. 30 00:05:06.360 --> 00:05:18.300 Kevin O'Leary (Mr. Wonderful): But the cash is king is a great name for this seminar today this conversation, because as exactly what happened in a matter of 90 days cash became King hail, to the king. 31 00:05:20.190 --> 00:05:25.140 Howard Marks (CEO & Co-Founder, StartEngine): yeah I agree with you Kevin one of the things as an entrepreneur for 40 years i've learned. 32 00:05:25.890 --> 00:05:32.970 Howard Marks (CEO & Co-Founder, StartEngine): He never have enough too much cash no you don't have too much cash, I mean you're unless you talk about Microsoft fine but that's an exception. 33 00:05:33.780 --> 00:05:37.470 Howard Marks (CEO & Co-Founder, StartEngine): And the reason is because, if you want to grow you're going to need cash to grow. 34

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00:05:37.830 --> 00:05:45.480 Howard Marks (CEO & Co-Founder, StartEngine): If you don't want to go out of business, you want cash so that your employees your customers know that you have a runway that is long enough. 35 00:05:45.840 --> 00:05:53.100 Howard Marks (CEO & Co-Founder, StartEngine): That they don't care so some people say 18 months runway which means is Kevin was explaining you know how much you burn a month. 36 00:05:53.400 --> 00:05:58.680 Howard Marks (CEO & Co-Founder, StartEngine): Do you have enough for 18 months I think 18 months is not enough, frankly, but Okay, if that was the marker. 37 00:05:59.160 --> 00:06:11.370 Howard Marks (CEO & Co-Founder, StartEngine): True, but then in six months from now, do you still have 18 months right six months from now, you may have only a year and then and then, when you get down to the last six months you're running very fast into the wall and you're done. 38 00:06:11.790 --> 00:06:17.070 Howard Marks (CEO & Co-Founder, StartEngine): Because people going to pick you up for nothing, and the terms you're going to get are so insane. 39 00:06:17.340 --> 00:06:26.100 Howard Marks (CEO & Co-Founder, StartEngine): you're not gonna even believe it and you think that was the crypto companies, right now, the terms of being offered for cash is so insane 90 days ago they would have been laughing at. 40 00:06:26.700 --> 00:06:34.800 Howard Marks (CEO & Co-Founder, StartEngine): Those offers, but today, they may be taking them, so I think in this environment if there's a way for you to raise capital, this is a great idea. 41 00:06:35.130 --> 00:06:44.400 Howard Marks (CEO & Co-Founder, StartEngine): Very good now unfortunately when cash is king is made it's hard to raise money it's very hard so here we're here to talk about some some good ideas.

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42 00:06:46.620 --> 00:07:04.920 Allen Jebsen (SVP Fundraising, StartEngine): yeah so I guess that is my next question for you Kevin I mean you've invested in you know over 5060 companies in your portfolio probably even more in your lifetime i'm sure during these times, your founders are coming to you and say help me, what do I do what's next, how do you. 43 00:07:06.090 --> 00:07:16.050 Allen Jebsen (SVP Fundraising, StartEngine): What do you, what do you first recommend to your founders, who are saying listen, I get the message cash is king I just need it, how do they navigate these times. 44 00:07:16.770 --> 00:07:27.090 Kevin O'Leary (Mr. Wonderful): You have to look at multiple finance options obviously some have access to debt which its own has its own problems, most don't actually that are in the startup phase. 45 00:07:27.510 --> 00:07:34.920 Kevin O'Leary (Mr. Wonderful): And then, of course, many of have turned and started to experiment with equity crowdfunding which really has come on its own, in the last 36 months. 46 00:07:35.250 --> 00:07:42.300 Kevin O'Leary (Mr. Wonderful): Because there's lots of examples of companies that have done it successfully and so traditional sources of financing now. 47 00:07:43.170 --> 00:07:52.980 Kevin O'Leary (Mr. Wonderful): hedge funds, private equity and venture startup companies have some tough decisions because they have existing portfolios and this is one of the challenges that any. 48 00:07:53.430 --> 00:08:04.950 Kevin O'Leary (Mr. Wonderful): Venture Fund has they've got maybe you know 12 to 20 positions on of which may be for companies are worth financing and the rest are not, and so they have to make this very tough decision. 49 00:08:05.370 --> 00:08:13.200 Kevin O'Leary (Mr. Wonderful): Do we go back into keep them alive, or do we cut them loose and just support our winners and it's so hard to pick winners very early on.

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50 00:08:13.620 --> 00:08:18.420 Kevin O'Leary (Mr. Wonderful): But that's the kind of discussions going on around the table now in venture. 51 00:08:18.900 --> 00:08:25.290 Kevin O'Leary (Mr. Wonderful): Funds and they're not really looking at new deals too much because they're trying to figure out how to protect their assets. 52 00:08:25.590 --> 00:08:35.160 Kevin O'Leary (Mr. Wonderful): And mark to market for their lps what the fund is worth so this often happens it's you know it's not the first time it's not the first rodeo for these people. 53 00:08:35.610 --> 00:08:47.340 Kevin O'Leary (Mr. Wonderful): But it does dry up capital, a little bit in terms of making it easy to raise money the traditional $5 million dollars, you know at a 5 million pre whatever those things are much tougher now. 54 00:08:48.450 --> 00:08:58.410 Kevin O'Leary (Mr. Wonderful): much tougher, which makes it kind of interesting for equity crowdfunding one of the reasons that I like started engine and I have to disclose i'm a shareholder and a paid spokesperson, but. 55 00:08:58.800 --> 00:09:03.330 Kevin O'Leary (Mr. Wonderful): we've used it for my own portfolio companies, but the one thing you got to understand is. 56 00:09:03.870 --> 00:09:12.030 Kevin O'Leary (Mr. Wonderful): You can raise multiple dollars in very small increments on equity crowdfunding, which is much easier to do in tough times. 57 00:09:12.360 --> 00:09:19.740 Kevin O'Leary (Mr. Wonderful): doesn't mean it's going to be wildly easy, but instead of having to ask lps for 5100 200 and $250,000. 58 00:09:20.130 --> 00:09:29.850

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Kevin O'Leary (Mr. Wonderful): You can run around asking for 200 to $2,000 from 100,000 people and try and get four or 567 percent of them each week to invest, because you have a good story. 59 00:09:30.420 --> 00:09:37.350 Kevin O'Leary (Mr. Wonderful): Primarily, getting your customers to invest at this point in time is the easiest thing to do, because they already know the merits of the product or service. 60 00:09:37.830 --> 00:09:45.300 Kevin O'Leary (Mr. Wonderful): Having them become shareholders, is a good thing, because they have a long term view if they're going to remain users of the product or service. 61 00:09:45.660 --> 00:10:04.740 Kevin O'Leary (Mr. Wonderful): And the, the only platform that can do that is equity crowdfunding you can't get this from your vc no hedge fund can do it no private equity firm that's why I think in tougher times, we may find that more companies attempt to raise capital using equity crowdfunding than any other source. 62 00:10:06.780 --> 00:10:07.320 Allen Jebsen (SVP Fundraising, StartEngine): yeah. 63 00:10:07.410 --> 00:10:14.490 Howard Marks (CEO & Co-Founder, StartEngine): yeah yeah Kevin, so this is probably a great moment for equity crowdfunding right now. 64 00:10:15.030 --> 00:10:27.120 Howard Marks (CEO & Co-Founder, StartEngine): Because there was still a lot of skepticism out there, you know what, why should I do equity crowdfunding I can just go and get a check from a vc yeah the terms are not that great you know, I have to give up control and I have to. 65 00:10:27.720 --> 00:10:36.810 Howard Marks (CEO & Co-Founder, StartEngine): Give them a return that is above what I have, and so I may not make any money down the road but OK i'll do the deal because I get a check how easy is grab a check. 66 00:10:37.530 --> 00:10:44.130 Howard Marks (CEO & Co-Founder, StartEngine): equity crowdfunding you

30

can't grab a check, you have to do a little bit more work, but I tell entrepreneurs if you're going to go pitch. 67 00:10:44.730 --> 00:10:52.500 Howard Marks (CEO & Co-Founder, StartEngine): 3040 vcs to get one deal, maybe that's hundreds of hours anyway you're going to spend hundreds of hours pitching investors. 68 00:10:53.070 --> 00:11:04.350 Howard Marks (CEO & Co-Founder, StartEngine): Where was equity crowdfunding as you pitch investors you actually grow your business, you can get more revenue for your company so in some ways, this is our moment, right now, our moment is now. 69 00:11:06.840 --> 00:11:08.250 Allen Jebsen (SVP Fundraising, StartEngine): Thank you Howard in Kevin. 70 00:11:09.510 --> 00:11:24.390 Allen Jebsen (SVP Fundraising, StartEngine): question for you and we're starting to get this hour and I get this from founders all the time and we're speaking to them about deciding to raise money via equity crowdfunding and we're seeing some questions come in, about the actual term sheets Okay, I want to look at equity crowdfunding. 71 00:11:25.560 --> 00:11:30.090 Allen Jebsen (SVP Fundraising, StartEngine): i'm interested in I understand i've got a raise right now, but what terms. 72 00:11:30.750 --> 00:11:45.030 Allen Jebsen (SVP Fundraising, StartEngine): Can we set is it truly a less expensive route for the founders compared to institutional and venture capitalists what have you seen in the marketplace and how would you advise your founders to navigate pricing their rounds, especially in this current climate. 73 00:11:45.990 --> 00:11:53.010 Kevin O'Leary (Mr. Wonderful): it's not so much the expanse that they should be focusing on because expenses are relatively the same across all opportunities. 74 00:11:53.430 --> 00:11:57.600

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Kevin O'Leary (Mr. Wonderful): At the end of the day, it's the control provisions and the features. 75 00:11:57.990 --> 00:12:05.910 Kevin O'Leary (Mr. Wonderful): Usually, what happens with traditional venture funds and private equity and certainly with hedge funds is they want a proprietary position preference share. 76 00:12:06.300 --> 00:12:14.400 Kevin O'Leary (Mr. Wonderful): sitting on top of the founder shares and sometimes early round investor shares as well, so they're coming in at a time when they're saying look. 77 00:12:14.760 --> 00:12:22.980 Kevin O'Leary (Mr. Wonderful): We want to be treated differently than the rest of the shareholders, because we're just giving you a large amount of capital or we're buying it at a higher price or whatever the. 78 00:12:23.460 --> 00:12:33.600 Kevin O'Leary (Mr. Wonderful): not going to call it an excuse, but the feature sets for vcs are very often significantly different than founders, and so, if you're a founder. 79 00:12:34.650 --> 00:12:45.240 Kevin O'Leary (Mr. Wonderful): And you want to raise capital it's not fees, you should be focusing on is control provisions and preferences and so what usually works in. 80 00:12:45.540 --> 00:12:50.640 Kevin O'Leary (Mr. Wonderful): Venture you know debt in or venture equity when it's done through traditional firm is. 81 00:12:51.180 --> 00:13:01.620 Kevin O'Leary (Mr. Wonderful): i'm the investor to the LP and I want a all kinds of features that put me ahead of returns of anybody else, and I use the venture fund do the dirty work for that. 82 00:13:02.010 --> 00:13:10.260 Kevin O'Leary (Mr. Wonderful): Well, if you're the founder that's not good news for you, you use equity crowdfunding you can offer shares an identical to all the other shares that are in the company.

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83 00:13:10.710 --> 00:13:19.770 Kevin O'Leary (Mr. Wonderful): And you detail that with full transparency and you market that way, and you attempt to do it in a way that keeps the entire playing field level. 84 00:13:20.280 --> 00:13:30.210 Kevin O'Leary (Mr. Wonderful): That is the number one attribute of equity crowdfunding that you don't get anywhere else you're rarely going to find a vc that says yeah i'll take the same shares that you got. 85 00:13:30.600 --> 00:13:36.870 Kevin O'Leary (Mr. Wonderful): When you founded the company that practically never happens never happens with hedge funds, virtually never happens with private equity. 86 00:13:37.350 --> 00:13:45.390 Kevin O'Leary (Mr. Wonderful): And so, before you decide that you know you're going to focus on whatever the fees are you better look at what the features are. 87 00:13:45.810 --> 00:13:54.510 Kevin O'Leary (Mr. Wonderful): And what the what the covenants are and what the attributes are of the offer being made to buy any of the traditional forms of financing. 88 00:13:54.900 --> 00:14:01.380 Kevin O'Leary (Mr. Wonderful): that's where the rubber meets the road and that's why, over time, more and more founders are saying wait a second. 89 00:14:01.680 --> 00:14:10.980 Kevin O'Leary (Mr. Wonderful): I can keep control number one I can have features that are just very similar so it's very easy to understand the CAP table there's no funky chicken. 90 00:14:11.340 --> 00:14:16.020 Kevin O'Leary (Mr. Wonderful): You know returns that someone gets before I do any of that kind of thing. 91

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00:14:16.530 --> 00:14:25.680 Kevin O'Leary (Mr. Wonderful): And those liquidity rights that are often asked for, you have to read the fine print, but they can be just brutally expensive to the founder in terms of dilution. 92 00:14:25.980 --> 00:14:35.730 Kevin O'Leary (Mr. Wonderful): Which is why I say, have a look at equity crowdfunding and how we're just said it, this is probably going to be the golden age, because we haven't had a real market correction for quite a while and we're in the middle of one right now. 93 00:14:39.270 --> 00:14:41.040 Allen Jebsen (SVP Fundraising, StartEngine): Howard how, how do you. 94 00:14:42.600 --> 00:14:53.310 Allen Jebsen (SVP Fundraising, StartEngine): How do you look at because start engine has done many rounds of crowdfunding and that's you know something that I think Kevin has been very interested in we started in June actually. 95 00:14:53.850 --> 00:14:59.070 Allen Jebsen (SVP Fundraising, StartEngine): eats our own dog food, so to speak, we raise capital on our own platform for a business. 96 00:14:59.490 --> 00:15:11.880 Allen Jebsen (SVP Fundraising, StartEngine): So Howard, my question to you is when you look at the terms of our next round, how do you go about setting those terms and how have you looked at common shares preferred shares and different types of rights, like Kevin mentioned that. 97 00:15:12.930 --> 00:15:18.870 Allen Jebsen (SVP Fundraising, StartEngine): You know, we were selling the same sort of stock that we have had in the company for years prior. 98 00:15:20.010 --> 00:15:24.810 Howard Marks (CEO & Co-Founder, StartEngine): Well, I have to tell you i've been running companies for 40 years and. 99 00:15:25.410 --> 00:15:36.420 Howard Marks (CEO & Co-Founder, StartEngine): Venture capital is one

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way to finance a company, of course, when I when we did activision we didn't have venture capital, because, first of all vcs would not invest in a game company at that time in the 90s. 100 00:15:36.690 --> 00:15:54.360 Howard Marks (CEO & Co-Founder, StartEngine): at all, because they saw that as too risky, so we have to go and find money in the capital markets, you know with an listed on NASDAQ and giving some investors who are willing to to take common shares like Kevin was doing so, we finance basically activision mostly was common shares. 101 00:15:55.380 --> 00:15:56.190 Howard Marks (CEO & Co-Founder, StartEngine): The same wheel. 102 00:15:57.270 --> 00:16:11.070 Howard Marks (CEO & Co-Founder, StartEngine): And I think for start engine was the same thing we we started a company with a bunch of friends and we we got preferred at that point but small amount of money, no rights like Kevin was talking about those fine print there was no fine print. 103 00:16:11.610 --> 00:16:19.110 Howard Marks (CEO & Co-Founder, StartEngine): And then we started raising money from the crowd because he said look we're telling entrepreneurs to go raise money from crowd, we have to do the same, we can't be. 104 00:16:19.680 --> 00:16:29.790 Howard Marks (CEO & Co-Founder, StartEngine): disingenuous about it, we have to be the same as everybody, so we went to the crowd and as we price shares for multiple rounds we've done we're on our fifth round right now. 105 00:16:30.240 --> 00:16:37.860 Howard Marks (CEO & Co-Founder, StartEngine): Can you imagine amazing we've raised over $60 million for start engine in common shares. 106 00:16:38.640 --> 00:16:47.610 Howard Marks (CEO & Co-Founder, StartEngine): And we stay in control when I say we that's me my co founder RON Miller, we stay in control and Kevin of course he's part of our group. 107

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00:16:48.000 --> 00:16:57.750 Howard Marks (CEO & Co-Founder, StartEngine): And we're in control so i'm not going to get a phone call from anybody else saying hey art, I have a great idea, you should sell your company or hey out of a great idea let's replace you with someone else. 108 00:16:58.200 --> 00:17:07.920 Howard Marks (CEO & Co-Founder, StartEngine): i'm not getting these phone calls, in fact, great the time I every time I get a phone call is it's an investor who wants my help or entrepreneur and i'm wanting to. 109 00:17:08.310 --> 00:17:20.970 Howard Marks (CEO & Co-Founder, StartEngine): Talk because it helps our business, so we did that ourselves, we we've priced around based on demand, what we found in our last round, last year we raised almost 30 million. 110 00:17:21.510 --> 00:17:30.390 Howard Marks (CEO & Co-Founder, StartEngine): Is that the demand was very strong and when we closed around we found there was people who wish they could have invested so then we opened a new round recently. 111 00:17:31.800 --> 00:17:35.490 Howard Marks (CEO & Co-Founder, StartEngine): And look cash is king, we have. 112 00:17:36.690 --> 00:17:38.730 Howard Marks (CEO & Co-Founder, StartEngine): A very strong bounces right now. 113 00:17:40.890 --> 00:17:47.910 Howard Marks (CEO & Co-Founder, StartEngine): We already published our numbers last year audited numbers and you know cash and assets was close to 20 million. 114 00:17:48.780 --> 00:18:01.290 Howard Marks (CEO & Co-Founder, StartEngine): And then we're going to announce our first quarter earnings, then our second quarter earnings and we've registered share so where we're almost a public company, but we're not traded on any marketplaces and. 115

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00:18:02.010 --> 00:18:12.780 Howard Marks (CEO & Co-Founder, StartEngine): We are living cash is king why because our run rate is very long I don't know how long it is because it's hard for me to calculate given them we don't burn much. 116 00:18:13.230 --> 00:18:20.430 Howard Marks (CEO & Co-Founder, StartEngine): So look we're in a very privileged position I want our entrepreneurs who work with us to be the same. 117 00:18:20.760 --> 00:18:26.670 Howard Marks (CEO & Co-Founder, StartEngine): I want them to feel the same way as I feel I feel great I feel really happy right now that I can. 118 00:18:27.030 --> 00:18:43.290 Howard Marks (CEO & Co-Founder, StartEngine): run a business and not feel threatened at every point in time when I was early my career and i'm sure Kevin was in the same place, I was bankrupt every other months I don't know I didn't know, maybe I was maybe it wasn't it was always tumultuous but now, no. 119 00:18:44.310 --> 00:18:45.450 Howard Marks (CEO & Co-Founder, StartEngine): No perfect. 120 00:18:46.680 --> 00:18:51.120 Allen Jebsen (SVP Fundraising, StartEngine): Kevin I know we want to be respectful of your time, so one last question before you have to jump. 121 00:18:52.170 --> 00:18:59.760 Allen Jebsen (SVP Fundraising, StartEngine): We get a lot of questions from founders around okay i've got a raise right now unexplored equity crowdfunding but taking on. 122 00:19:00.180 --> 00:19:09.990 Allen Jebsen (SVP Fundraising, StartEngine): Thousands of people on my CAP table seems unimaginable and more so, how does the institutional rounds, the venture capitalists view equity crowdfunding. 123 00:19:10.290 --> 00:19:21.420 Allen Jebsen (SVP Fundraising, StartEngine): for subsequent financing,

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how do you navigate that question, how do you speak to your founders about equity crowdfunding and, specifically, having thousands of investors, now that you're dealing with. 124 00:19:22.500 --> 00:19:30.360 Kevin O'Leary (Mr. Wonderful): When equity crowdfunding came on the scene originally out of the jobs act, it was limited to raise $1,070,000. 125 00:19:30.780 --> 00:19:38.400 Kevin O'Leary (Mr. Wonderful): And what would happen all the time is venture capital firms hedge funds, private equity firm to say look the vehicles useless to because it's so limiting. 126 00:19:38.760 --> 00:19:47.730 Kevin O'Leary (Mr. Wonderful): will raise you 5 million you can't do that on equity crowdfunding kind of a typical early stage round $5 million well those days are over, because. 127 00:19:48.150 --> 00:19:54.690 Kevin O'Leary (Mr. Wonderful): equity crowdfunding now allows a series a to $5 million, so all of a sudden it's very competitive because. 128 00:19:54.990 --> 00:19:59.820 Kevin O'Leary (Mr. Wonderful): Now, when you're looking at alternatives you're saying I can raise 5 million over here with a vc firm with all of these. 129 00:20:00.240 --> 00:20:08.430 Kevin O'Leary (Mr. Wonderful): Rights that they're going to have above me as a founder and all of these attributes of liquidity and multipliers I don't have and all kinds of covenants I have to. 130 00:20:08.730 --> 00:20:14.160 Kevin O'Leary (Mr. Wonderful): disclose to other shareholders that are already investors and me that are can be happy necessarily with it. 131 00:20:14.850 --> 00:20:25.380 Kevin O'Leary (Mr. Wonderful): Or, I can do the same thing on equity crowdfunding sell it sell the same shares that are parrot pursue and that don't have any special rights and, in many cases, are going to my.

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132 00:20:25.950 --> 00:20:34.260 Kevin O'Leary (Mr. Wonderful): customer base, which can be very loyal very sticky one other attribute that I point out to people is every fund I don't care what fund you're talking about. 133 00:20:34.920 --> 00:20:44.310 Kevin O'Leary (Mr. Wonderful): Has a time clock on it generally five to seven years, and so, when a portfolio starts to get in you know, a portfolio company gets into the third and fourth year. 134 00:20:45.060 --> 00:20:52.830 Kevin O'Leary (Mr. Wonderful): The lps are getting pressure to get liquidity, all of a sudden, you in the in the portfolio, even if your company is doing well. 135 00:20:53.190 --> 00:20:59.970 Kevin O'Leary (Mr. Wonderful): is going to end up being either levered so they can get some liquidity out or sold or i'll be under pressure to get some kind of liquidity event. 136 00:21:00.420 --> 00:21:05.430 Kevin O'Leary (Mr. Wonderful): They don't tell you that when you start the journey with them, but you get it in about 36 months later. 137 00:21:06.090 --> 00:21:12.150 Kevin O'Leary (Mr. Wonderful): And you can talk to any you know entrepreneur that's been down that road there's nothing wrong with it. 138 00:21:12.630 --> 00:21:16.860 Kevin O'Leary (Mr. Wonderful): nothing wrong with venture capital funds nothing wrong with hedge funds, nothing wrong with private equity, but. 139 00:21:17.730 --> 00:21:31.620 Kevin O'Leary (Mr. Wonderful): No equity crowdfunding is a new alternative that has some really good attributes that none of the others can even offer you, and so what I tell everybody that asked me about it, and why i'm involved in it, as I say, check it out. 140 00:21:32.340 --> 00:21:38.400

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Kevin O'Leary (Mr. Wonderful): Have a look at it it's different but it doesn't mean it's bad it's different in a good way. 141 00:21:38.820 --> 00:21:44.370 Kevin O'Leary (Mr. Wonderful): And there's, the reason I think it's going to continue to grow as a platform and as an asset classes. 142 00:21:44.700 --> 00:21:55.680 Kevin O'Leary (Mr. Wonderful): there's lots of success stories now of companies that have done multiple rounds of equity crowdfunding start engine that are successful companies and word of mouth and the crowd is the most powerful form of advertising. 143 00:21:56.220 --> 00:22:05.550 Kevin O'Leary (Mr. Wonderful): it's the real deal and that's always going to take time, but now it's starting to happen so each year goes by every quarter goes by more success stories. 144 00:22:05.850 --> 00:22:16.770 Kevin O'Leary (Mr. Wonderful): More companies say well i'm going to try that too it worked for so, and so, and so, for me, you know we're in the nascent stage here of this but it's not going away it's very competitive. 145 00:22:17.100 --> 00:22:28.050 Kevin O'Leary (Mr. Wonderful): i've kind of say we're in the second and a half inning of a nine inning baseball game so lots of good news to come anyways thanks for having me on today i'm going to hop and talk about crypto now. 146 00:22:29.130 --> 00:22:37.860 Kevin O'Leary (Mr. Wonderful): Another place under pressure, a very interesting times for them to but It just shows you the market is involved style upheaval right now. 147 00:22:38.340 --> 00:22:50.130 Kevin O'Leary (Mr. Wonderful): And I think is Howard said, is probably the best theme above cash is king, this is where equity crowdfunding is really going to shine in the next 12 months watch it happen thanks everybody. 148 00:22:50.580 --> 00:22:52.110

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Allen Jebsen (SVP Fundraising, StartEngine): Thank you so much for joining Kevin. 149 00:22:52.170 --> 00:22:52.950 Howard Marks (CEO & Co-Founder, StartEngine): Thank you Kevin. 150 00:22:57.690 --> 00:23:02.550 Allen Jebsen (SVP Fundraising, StartEngine): Howard so i'd love your thoughts on what Kevin mentioned around. 151 00:23:03.930 --> 00:23:11.160 Allen Jebsen (SVP Fundraising, StartEngine): The time is now for equity crowdfunding we of course start engine itself is an equity crowdfunding platform we're a business. 152 00:23:11.940 --> 00:23:28.350 Allen Jebsen (SVP Fundraising, StartEngine): that we need to run the platform successfully we've got our own objectives and our own capital raise goals, how do you approach raising capital in this market and how has the market conditions affected your are our approach to navigate these times. 153 00:23:29.370 --> 00:23:33.780 Howard Marks (CEO & Co-Founder, StartEngine): Well, for ourselves i'm going to talk about started Internet as a CEO start engine. 154 00:23:36.270 --> 00:23:38.280 Howard Marks (CEO & Co-Founder, StartEngine): We planned for this. 155 00:23:39.570 --> 00:23:40.230 Howard Marks (CEO & Co-Founder, StartEngine): A lot of. 156 00:23:41.310 --> 00:23:50.100 Howard Marks (CEO & Co-Founder, StartEngine): People around us, and sometimes even our employees were asking me the question last year I don't understand why you raising more money we have plenty of money. 157 00:23:51.510 --> 00:24:00.870 Howard Marks (CEO & Co-Founder, StartEngine): And that point we had maybe I don't know 10 $12 million of cash and it's like what, why are you raising more money and we're not burning that much, so why are you

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doing this. 158 00:24:01.200 --> 00:24:10.800 Howard Marks (CEO & Co-Founder, StartEngine): And my answer was look you never have enough money to the extent there's money available out there that it's interested in making an investment. 159 00:24:11.880 --> 00:24:18.600 Howard Marks (CEO & Co-Founder, StartEngine): At terms that you find acceptable, you should do it, you should get the money you should raise the money and because. 160 00:24:19.230 --> 00:24:24.300 Howard Marks (CEO & Co-Founder, StartEngine): For an investor in a company the company's well finance it's a better position it's more secure. 161 00:24:24.690 --> 00:24:42.390 Howard Marks (CEO & Co-Founder, StartEngine): than a company that's limping along the way, and every time has to keep raising money because in three months are running into the wall I advise a lot of entrepreneurs do not do that don't go into the mode of I only have three months left of cash, it is, it is so stressful. 162 00:24:43.410 --> 00:24:51.240 Howard Marks (CEO & Co-Founder, StartEngine): And sometimes it clouds your ability to think long term, you have to think short term and your employees. 163 00:24:52.320 --> 00:24:54.600 Howard Marks (CEO & Co-Founder, StartEngine): Frankly, are uneasy about. 164 00:24:55.800 --> 00:25:05.160 Howard Marks (CEO & Co-Founder, StartEngine): don't want I don't think anybody's easy about it okay look you got these fearless entrepreneurs who will be like that's the way of life that's how we are, I understand that i've been there. 165 00:25:05.610 --> 00:25:14.160 Howard Marks (CEO & Co-Founder, StartEngine): But now i'm in a different position, not because I was successful as my previous

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companies because I learned the lesson and the lesson is very simple. 166 00:25:15.300 --> 00:25:19.800 Howard Marks (CEO & Co-Founder, StartEngine): You can't predict the future I don't care i'm not an economist, I don't predict the future. 167 00:25:20.460 --> 00:25:28.620 Howard Marks (CEO & Co-Founder, StartEngine): I don't look at the economy, I don't look at interest rates, I don't look at inflation, because I can't predict there's one thing I can predict, I can predict. 168 00:25:29.190 --> 00:25:37.650 Howard Marks (CEO & Co-Founder, StartEngine): That cash becomes King when there's a downturn in the markets, I can predict that I can also predict when the markets are going crazy. 169 00:25:38.130 --> 00:25:48.210 Howard Marks (CEO & Co-Founder, StartEngine): When capital is available that you know people would be like well I don't think it's a good time to raise, because I can get more in three months higher valuation. 170 00:25:48.660 --> 00:25:54.240 Howard Marks (CEO & Co-Founder, StartEngine): And then, when times are difficult well I don't need to raise right now, because no one wants to invest so i'm going to wait. 171 00:25:54.930 --> 00:26:02.430 Howard Marks (CEO & Co-Founder, StartEngine): I think both are wrong, I think both theories are wrong raise the capital, you need at the terms you find acceptable. 172 00:26:02.940 --> 00:26:11.910 Howard Marks (CEO & Co-Founder, StartEngine): And do not wait waiting is a false alternative it doesn't work because you cannot predict the future look. 173 00:26:12.600 --> 00:26:24.930 Howard Marks (CEO & Co-Founder, StartEngine): I can't predict we're starting just going to be in the next 12 months I cannot predict it, but one thing I can be sure of is that we're well capitalized so that

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if there's a downturn in the market like we're seeing today. 174 00:26:26.280 --> 00:26:42.780 Howard Marks (CEO & Co-Founder, StartEngine): We can weather it now, it turns out, it turns out in a weird way that right now it's a great time for us why because a lot of the sources of capital have evaporated so it's a great time for us but we're not having a party. 175 00:26:44.220 --> 00:26:55.140 Howard Marks (CEO & Co-Founder, StartEngine): we're not doing that we're working extremely hard in fact we're working harder now than we were before because we realize that this is our opportunity, and we need to take advantage of it. 176 00:26:56.190 --> 00:26:56.520 Howard Marks (CEO & Co-Founder, StartEngine): yeah. 177 00:26:56.610 --> 00:27:02.970 Allen Jebsen (SVP Fundraising, StartEngine): Absolutely well it's always great to get your perspective on the downturn this kind of leads us. 178 00:27:03.990 --> 00:27:07.230 Allen Jebsen (SVP Fundraising, StartEngine): Very well, to our next guest i'd like to welcome. 179 00:27:08.250 --> 00:27:16.680 Allen Jebsen (SVP Fundraising, StartEngine): Jeff Anderson co founder and President of legion em Jeff if you could there you are welcome. 180 00:27:17.070 --> 00:27:21.540 Jeff Annison (President & Co-Founder, Legion M): Hello nice to thank you for having me on your show this morning. 181 00:27:21.990 --> 00:27:31.380 Allen Jebsen (SVP Fundraising, StartEngine): Of course, of course, thank you so much for joining Jeff I mean you heard kevin's perspective on why the time is now for. 182 00:27:31.980 --> 00:27:41.550 Allen Jebsen (SVP Fundraising, StartEngine): raising capital and

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equity crowdfunding and you heard howard's approach to how start engines, been able to navigate these times you're in a very similar position you have. 183 00:27:42.180 --> 00:27:57.000 Allen Jebsen (SVP Fundraising, StartEngine): For those who don't know and are unaware of legion m legion m is a company that very much a trailblazer in the equity crowdfunding space when was the first crowdfunding campaign that you started, I mean it must have been back in 20. 184 00:27:57.030 --> 00:28:04.140 Jeff Annison (President & Co-Founder, Legion M): Was may 16 of 2016 it was literally the morning at 9am the law went into effect, we were one of the first. 185 00:28:04.170 --> 00:28:15.870 Allen Jebsen (SVP Fundraising, StartEngine): Right that's right, so you are one of the first companies, all the way back in 2016 to choose equity crowdfunding definitely when it wasn't as popular as it is today, but. 186 00:28:16.950 --> 00:28:23.160 Allen Jebsen (SVP Fundraising, StartEngine): Jeff My first question to you is to kind of piggyback on what Howard was talking about around, how is. 187 00:28:23.760 --> 00:28:39.630 Allen Jebsen (SVP Fundraising, StartEngine): You, as the President and co founder of legion em, how do you navigate these times, and what has been your approach to raising capital through equity crowdfunding and how has that helped you, especially during the current market climate. 188 00:28:40.230 --> 00:28:50.310 Jeff Annison (President & Co-Founder, Legion M): yeah it's a great question, well, I mean by a bit of background, this is i've, this is the third startup that Paul scanlon my co founder and I have been involved with. 189 00:28:51.030 --> 00:29:00.630 Jeff Annison (President & Co-Founder, Legion M): The first one we raised over 100 million dollars in venture capital for a company called moby TV and we went that route, the second.

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190 00:29:01.080 --> 00:29:11.490 Jeff Annison (President & Co-Founder, Legion M): Company we bootstrapped primarily with revenue, we had probably about $800,000 of investment that we just got from friends and family investors to kind of. 191 00:29:12.270 --> 00:29:19.350 Jeff Annison (President & Co-Founder, Legion M): launch it, but then it was in business for six years and just bootstrapping and trying to grow it completely organically. 192 00:29:19.770 --> 00:29:30.180 Jeff Annison (President & Co-Founder, Legion M): And now, with legion and we've started that we're six years and we've raised over $16 million, and we are all in on equity crowdfunding. 193 00:29:30.870 --> 00:29:40.860 Jeff Annison (President & Co-Founder, Legion M): You know I i've got to say it, a lot of this discussion is talking about how equity crowdfunding is a different way of raising money. 194 00:29:41.160 --> 00:29:47.940 Jeff Annison (President & Co-Founder, Legion M): But we actually think it's it's a fundamentally different way to build a business, and I think that's where it can become. 195 00:29:48.240 --> 00:29:57.420 Jeff Annison (President & Co-Founder, Legion M): extremely powerful you know if you're talking about different ways to raise money, like you, guys have been saying there's advantages and disadvantages to each. 196 00:29:57.990 --> 00:30:04.920 Jeff Annison (President & Co-Founder, Legion M): Each approach as Howard mentioned, you know, raising money from venture capitalists is not an easy thing. 197 00:30:05.340 --> 00:30:12.780 Jeff Annison (President & Co-Founder, Legion M): You know I mean it for some companies i'm sure it is, if you out there, but I know with with movie TV, the company, where we raised over 100 million dollars.

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198 00:30:13.470 --> 00:30:22.680 Jeff Annison (President & Co-Founder, Legion M): We pitched every single you know venture capitalists in the valley, and you know, and you see it multiple times for multiple rounds and so. 199 00:30:22.950 --> 00:30:30.360 Jeff Annison (President & Co-Founder, Legion M): If you look at the amount of work that you've got to do to raise money from the crowd like there's definitely work that's involved, you know you've got a. 200 00:30:30.690 --> 00:30:35.730 Jeff Annison (President & Co-Founder, Legion M): You know so much of it is about the marketing and the positioning and how you explain it and get it out there. 201 00:30:36.570 --> 00:30:44.040 Jeff Annison (President & Co-Founder, Legion M): But the way that I see it, is it feels to me fairly comparable to the amount of work that we did fundraising when we are raising it from traditional sources. 202 00:30:45.000 --> 00:31:00.690 Jeff Annison (President & Co-Founder, Legion M): But where the difference is is that, unlike with with with venture capitalists the the the ability to sell to your customer base and to build your customer base as part of your fundraising. 203 00:31:01.500 --> 00:31:13.440 Jeff Annison (President & Co-Founder, Legion M): I think can create advantages that you know completely outside of the funding terms that can mean the difference between success and failure for a company and that's. 204 00:31:13.740 --> 00:31:29.580 Jeff Annison (President & Co-Founder, Legion M): What legion m is fundamentally all about it's about how can you unite our consumer base to create a business and just to stake out a claim, and one of the most competitive, but lucrative if you're successful industries on the planet. 205 00:31:30.330 --> 00:31:40.620 Allen Jebsen (SVP Fundraising, StartEngine): yeah absolutely and Jeff

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How has it when you talk about equity crowdfunding it's really a decision for the company it's a brand decision it's a way to build a business. 206 00:31:40.980 --> 00:31:48.810 Allen Jebsen (SVP Fundraising, StartEngine): I asked this question to Kevin and i'm gonna get howard's opinion on it for start engine and how we've been able to manage it, but I love yours, first on. 207 00:31:49.830 --> 00:31:54.750 Allen Jebsen (SVP Fundraising, StartEngine): You through the I think you've done eight rounds of equity crowdfunding in your history. 208 00:31:55.560 --> 00:32:03.540 Allen Jebsen (SVP Fundraising, StartEngine): And you're about to do a ninth round, you have over 35,000 shareholders, on your CAP table. 209 00:32:03.990 --> 00:32:19.950 Allen Jebsen (SVP Fundraising, StartEngine): How do you manage those shareholders it's probably the most common question we get to companies who are we get from companies who are thinking about equity crowdfunding is I don't even you know, I have a tough time answering my. 210 00:32:21.090 --> 00:32:33.510 Allen Jebsen (SVP Fundraising, StartEngine): institutional investors calls every other day, but that's only five people how do I manage 35,000 and not only how have you managed it, but how have you leverage them to your advantage Jeff. 211 00:32:34.140 --> 00:32:42.360 Jeff Annison (President & Co-Founder, Legion M): Well, like I said I mean this is fundamental to legion m as a company our whole the thesis of the companies that if you unite fans to create an. 212 00:32:42.870 --> 00:32:45.720 Jeff Annison (President & Co-Founder, Legion M): entertainment company you've got competitive advantages so. 213 00:32:46.680 --> 00:32:56.220 Jeff Annison (President & Co-Founder, Legion M): You know, we are, I would say that there's probably in my experience in talking with other

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people that have equity crowdfunding and seeing companies that are doing it there's kind of a spectrum of how you do it and. 214 00:32:56.520 --> 00:33:06.990 Jeff Annison (President & Co-Founder, Legion M): I just want to start by saying legion m is on the far end of that spectrum, because our company would not exist without equity crowdfunding, and so we lean so heavily into it and you know where. 215 00:33:07.470 --> 00:33:19.350 Jeff Annison (President & Co-Founder, Legion M): When we started the company so many people told us like are you crazy you want to have a million shareholders, on your CAP table like that's insane and you know our our. 216 00:33:20.100 --> 00:33:36.180 Jeff Annison (President & Co-Founder, Legion M): Our response was like no like that's that's what we want, I mean imagine the power of having a million customers a million people invested financially and emotionally in your company, and so you know we we lean heavily into it, we have. 217 00:33:38.280 --> 00:33:47.460 Jeff Annison (President & Co-Founder, Legion M): A Facebook members only group, you know we do these things, called impulses which are surveys that we go out we're an entertainment company, so we do film and TV and. 218 00:33:47.790 --> 00:33:56.310 Jeff Annison (President & Co-Founder, Legion M): We you know, one of the chief advantages that we see from equity crowdfunding is that we've got a community of 35,000 passionate film fans. 219 00:33:56.700 --> 00:34:08.250 Jeff Annison (President & Co-Founder, Legion M): That we can harness that wisdom of the crowd to make decisions for the company it's amazing and Hollywood how many decisions boil down to the gut feel of one or two executives. 220 00:34:08.640 --> 00:34:15.450 Jeff Annison (President & Co-Founder, Legion M): And you know we feel like there's there's there's got to be a better way, and so we work really hard to find ways.

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221 00:34:16.050 --> 00:34:26.220 Jeff Annison (President & Co-Founder, Legion M): To take it to to leverage and harness the power of our Community, whether it's seeking their opinion, whether it's helping them, you know, using them as scouts to help us find new IP. 222 00:34:27.150 --> 00:34:31.680 Jeff Annison (President & Co-Founder, Legion M): Whether it's using them as a focus group and we've got various different versions of things. 223 00:34:32.670 --> 00:34:39.450 Jeff Annison (President & Co-Founder, Legion M): You know, obviously, using them as a springboard when we're going to launch a new prod product, you know I mean for us, we do a lot of. 224 00:34:40.080 --> 00:34:46.200 Jeff Annison (President & Co-Founder, Legion M): Things we've had a lot of success and merchandising and the fact that we've got this community of 35,000 people. 225 00:34:46.590 --> 00:34:52.710 Jeff Annison (President & Co-Founder, Legion M): allows us to take risks that would be really difficult, I think, for a company that didn't have that to do because. 226 00:34:52.980 --> 00:35:03.930 Jeff Annison (President & Co-Founder, Legion M): We want to launch a new prod product, we know that there's a group of people that are going to very warmly receive it and oftentimes that allows us to do things like commit to a minimum order quantity. 227 00:35:04.320 --> 00:35:14.370 Jeff Annison (President & Co-Founder, Legion M): That we would not otherwise be able to commit to you know and that gets us, you know economy of scale which pushes the price down, which makes it more likely to be successful and so those sorts of. 228 00:35:15.330 --> 00:35:22.530 Jeff Annison (President & Co-Founder, Legion M): those sorts of virtuous cycles, so I think that's that's the way that legion emma's

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approached it i've seen plenty of other founders. 229 00:35:23.280 --> 00:35:32.700 Jeff Annison (President & Co-Founder, Legion M): who have instead rolled up all of the investors into a single entry in their in their CAP table, and I know that there's ways that you can do that. 230 00:35:33.180 --> 00:35:39.210 Jeff Annison (President & Co-Founder, Legion M): And I think that that way could could could likely be successful too and there's there's a lot of companies that have had success. 231 00:35:39.540 --> 00:35:44.730 Jeff Annison (President & Co-Founder, Legion M): But at the end of the day, I feel, what it boils down to is that when your equity crowdfunding you need to treat. 232 00:35:45.060 --> 00:35:53.010 Jeff Annison (President & Co-Founder, Legion M): Your equity crowdfunding investors, the same way, you would treat your venture capitalists investors, meaning that you need to take them along for the ride, you need to provide. 233 00:35:53.250 --> 00:36:02.550 Jeff Annison (President & Co-Founder, Legion M): Transparency, to let them know what you're doing you need to let them inside and behind the curtain, so that they can experience the highs and lows of running a startup. 234 00:36:02.850 --> 00:36:16.290 Jeff Annison (President & Co-Founder, Legion M): And I think that if you if you take that approach, at least with communications and the way that you treat them and the way that you, you know explain to them the risks and the decisions that you're making I you know, in my opinion that's probably the best way to manage it. 235 00:36:16.890 --> 00:36:19.080 Allen Jebsen (SVP Fundraising, StartEngine): yeah that makes that makes complete sense. 236 00:36:19.620 --> 00:36:32.010 Allen Jebsen (SVP Fundraising, StartEngine): Jeff question for when we

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speak to a lot of founders they always ask it can you introduce us to a founder that has done it before I want to pick their brain, I want to get their advice well we're so lucky to have you and we've got a lot of. 237 00:36:32.550 --> 00:36:39.150 Allen Jebsen (SVP Fundraising, StartEngine): founders in the audience right now we're probably asked him the same thing, if you think back to 2016. 238 00:36:39.900 --> 00:36:47.430 Allen Jebsen (SVP Fundraising, StartEngine): What do you think was the most important aspect of your raise that let it to be successful, how are you able to make. 239 00:36:47.730 --> 00:37:00.660 Allen Jebsen (SVP Fundraising, StartEngine): equity crowdfunding for legion them successful when you didn't have the audience and the subscribers and was the first time that you've done equity crowdfunding and then, subsequently, we get a lot of questions in the chat right now about. 240 00:37:01.920 --> 00:37:13.920 Allen Jebsen (SVP Fundraising, StartEngine): Okay, great i'll do equity crowdfunding but how does that affect me with future rounds with venture capital institutional So what is the most important aspect to a successful crowdfunding raise in your opinion, and to. 241 00:37:14.460 --> 00:37:21.540 Allen Jebsen (SVP Fundraising, StartEngine): What has led you to the approach of doing seven more consecutive equity crowdfunding raises for legion em. 242 00:37:22.170 --> 00:37:28.740 Jeff Annison (President & Co-Founder, Legion M): yeah well, let me address the second question first as far as you know, follow on vc finance and that sort of stuff. 243 00:37:29.160 --> 00:37:34.050 Jeff Annison (President & Co-Founder, Legion M): We have not taken any money, other than equity crowdfunding and you know it's. 244

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00:37:34.530 --> 00:37:48.480 Jeff Annison (President & Co-Founder, Legion M): We feel like it takes a lot longer to raise money $100 at a time, but again for legion m, that is where the power of the company lies, and we think that that is really long term going to be what makes us effective. 245 00:37:48.990 --> 00:37:54.540 Jeff Annison (President & Co-Founder, Legion M): I will say this and Kevin mentioned it earlier, as well as Howard, but. 246 00:37:55.380 --> 00:38:07.590 Jeff Annison (President & Co-Founder, Legion M): vcs are always going to want preferences and I think that that can be a challenging thing to figure out because it puts you in the position of now you've got. 247 00:38:08.040 --> 00:38:20.520 Jeff Annison (President & Co-Founder, Legion M): You know your fan your your your equity crowdfunding small investors you've got your vc you know your large investors and they're not in the same boat anymore right because the vc is going to want preferences. 248 00:38:21.840 --> 00:38:32.340 Jeff Annison (President & Co-Founder, Legion M): And preferential terms and all that sort of stuff and and I feel like that is a really tricky situation to get into I think that what. 249 00:38:32.850 --> 00:38:40.590 Jeff Annison (President & Co-Founder, Legion M): What Kevin said earlier, the power of having everybody in the same boat right my shares and legion em are the exact same financially. 250 00:38:40.890 --> 00:38:50.430 Jeff Annison (President & Co-Founder, Legion M): As as every investor even the person that's only put in $100 and I think that that is really powerful when we're on the same boat, we all win together we all lose together. 251 00:38:50.730 --> 00:38:56.910 Jeff Annison (President & Co-Founder, Legion M): The moment you start putting preferences in there and now there's two different classes, or three different classes, or that sort of stuff. 252

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00:38:57.180 --> 00:39:06.150 Jeff Annison (President & Co-Founder, Legion M): It creates opportunities, where, if you end up in a scenario where it's a zero sum game one of those groups has to win and one of them has to lose, and so, for legion em. 253 00:39:06.480 --> 00:39:13.740 Jeff Annison (President & Co-Founder, Legion M): we've we've really stuck to the equity crowdfunding because we are so fundamental about it's these 35,000 people. 254 00:39:14.010 --> 00:39:21.870 Jeff Annison (President & Co-Founder, Legion M): that make our company what it is, so we are going to make sure that they have the best possible terms, and the only way that we would ever you know. 255 00:39:22.620 --> 00:39:29.790 Jeff Annison (President & Co-Founder, Legion M): deviate from that is that something came along that was so good that it was just in everybody's best interest you know to kind of make that distinction. 256 00:39:31.800 --> 00:39:36.180 Jeff Annison (President & Co-Founder, Legion M): So so and i'm sorry, what was the, the first part of the question again was. 257 00:39:37.260 --> 00:39:47.910 Jeff Annison (President & Co-Founder, Legion M): Oh, for the key back in 2016 that made us successful that one's easy marketing and and messaging right because equity crowdfunding it's like self publishing a book. 258 00:39:48.180 --> 00:39:59.820 Jeff Annison (President & Co-Founder, Legion M): Great you're up on Amazon shelf, along with 11 billion other books, so your question now as a founder and anybody that's ever run a kickstarter knows it's the exact same thing, there is, how do you get people. 259 00:40:00.240 --> 00:40:11.670 Jeff Annison (President & Co-Founder, Legion M): to learn about your company, how do you get people to care enough about it that they're willing to pull out their debit card and invest 100 bucks or 500 bucks or whatever your minimum investment.

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260 00:40:12.000 --> 00:40:21.270 Jeff Annison (President & Co-Founder, Legion M): In the company is, and when we started in 2016 you know we were just two guys were jumping up and down waving your arms talking about this idea. 261 00:40:21.690 --> 00:40:28.260 Jeff Annison (President & Co-Founder, Legion M): And we had some success, and you know we got I want to say was maybe $150,000 worth of investment. 262 00:40:28.740 --> 00:40:37.470 Jeff Annison (President & Co-Founder, Legion M): And then it would just like that was it we kind of tapped our you know our personal networks and our friends and family and and the press that we've got upon launch. 263 00:40:37.890 --> 00:40:49.470 Jeff Annison (President & Co-Founder, Legion M): And so we started doing some marketing some Facebook marketing and you know we started off, and you know if we spent $100 in Facebook marketing we get $50 worth of investment and so. 264 00:40:49.890 --> 00:40:55.230 Jeff Annison (President & Co-Founder, Legion M): Obviously that doesn't scale, but what we did was we you know we worked on our messaging. 265 00:40:55.980 --> 00:41:02.700 Jeff Annison (President & Co-Founder, Legion M): Back at the time it was really tricky because equity crowdfunding was new nobody knew what it was most people thought it was a scam you know and so. 266 00:41:03.450 --> 00:41:09.810 Jeff Annison (President & Co-Founder, Legion M): We worked on our messaging we worked on our flows, we invited people to join legion m as a free Member. 267 00:41:10.230 --> 00:41:18.120 Jeff Annison (President & Co-Founder, Legion M): And created this kind of environment where people could come in get a chance to meet us and see our Community see what we were about.

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268 00:41:18.600 --> 00:41:28.410 Jeff Annison (President & Co-Founder, Legion M): And I think that that was really effective because, again, you know if you it's really fascinating sometimes because I think that when you look at crowdfunding in general. 269 00:41:28.800 --> 00:41:41.340 Jeff Annison (President & Co-Founder, Legion M): A lot of times it's almost easier to back something in kickstarter right if you're going to invest or not invest if you're going to back a kickstarter project for $100 you know you're going to get a T shirt and you know. 270 00:41:42.030 --> 00:41:48.630 Jeff Annison (President & Co-Founder, Legion M): presale DVD when you go invest $100 in that same company using equity crowdfunding. 271 00:41:49.020 --> 00:41:56.400 Jeff Annison (President & Co-Founder, Legion M): It just scratches another part of your brain like Is this a good deal like is are these terms good like Is this a good investment and so. 272 00:41:56.730 --> 00:42:04.470 Jeff Annison (President & Co-Founder, Legion M): Even though you're getting something in equity crowdfunding which is equity in the company that is fundamentally different, and I would argue, better than a T shirt. 273 00:42:05.370 --> 00:42:10.320 Jeff Annison (President & Co-Founder, Legion M): It just people look at it differently it's harder to wrap your mind around so anyway long story short. 274 00:42:10.650 --> 00:42:17.220 Jeff Annison (President & Co-Founder, Legion M): it's really it's just that old adage of you know you've got to you've got to figure out your marketing your messaging. 275 00:42:17.550 --> 00:42:29.070 Jeff Annison (President & Co-Founder, Legion M): And you need to try things experiments and you know learn from your failures and then come back again and, ultimately, I think that's that's really the key to equity crowdfunding no.

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276 00:42:29.550 --> 00:42:38.700 Allen Jebsen (SVP Fundraising, StartEngine): I don't know that Thank you Jeff that makes that makes a lot of sense and one last question before I start picking out questions from the from the Q amp a for. 277 00:42:38.730 --> 00:42:39.900 You and Howard, to answer. 278 00:42:41.250 --> 00:42:45.870 Allen Jebsen (SVP Fundraising, StartEngine): Just specifically have you have you closed a REG cf regulation crowdfunding raised. 279 00:42:46.500 --> 00:43:01.350 Allen Jebsen (SVP Fundraising, StartEngine): Earlier this year, you have an upcoming regulation a raise for you can raise up to the rules stipulate 75 million that's The next step for companies that want to raise past that 5 million Max of regulation crowdfunding. 280 00:43:02.460 --> 00:43:14.550 Allen Jebsen (SVP Fundraising, StartEngine): Why are you undeterred in this current climate, to launch a reggae a new offering a new equity crowdfunding offering and what decisions have you made. 281 00:43:15.060 --> 00:43:33.900 Allen Jebsen (SVP Fundraising, StartEngine): Internally, to if any to adjust for the market, climate and raising in this round a lot of founders are asking specifically is now the right time for equity crowdfunding So how have you and your team prepared your upcoming offering to raise in this marketplace. 282 00:43:34.560 --> 00:43:52.440 Jeff Annison (President & Co-Founder, Legion M): yeah I think it's a great question and you know, to be honest, I don't think that my crystal ball is is better than anybody else's as far as you know, this next stage, I do 100% agree with Howard sentiment that I think we are in a golden age of equity crowdfunding I think that the. 283 00:43:53.760 --> 00:44:07.830 Jeff Annison (President & Co-Founder, Legion M): I think that equity crowdfunding as an asset class is probably far better suited you know for a steep recession or that sort of thing then raising money via.

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284 00:44:09.570 --> 00:44:14.100 Jeff Annison (President & Co-Founder, Legion M): Raising money via venture capital, and you know traditional sources and that sort of thing. 285 00:44:15.690 --> 00:44:23.310 Jeff Annison (President & Co-Founder, Legion M): You know, I think it we live in such an interesting time because now suddenly. 286 00:44:24.450 --> 00:44:28.410 Jeff Annison (President & Co-Founder, Legion M): Investing in game stop or dodge coin. 287 00:44:29.340 --> 00:44:44.670 Jeff Annison (President & Co-Founder, Legion M): or fine line and collectibles are all asset classes, that you know for for modern investors can kind of take on equal weight as things like stocks and bonds and you know, there was a headline that came out a couple days ago, talking about. 288 00:44:45.420 --> 00:44:52.500 Jeff Annison (President & Co-Founder, Legion M): millennials own more in crypto than they do in mutual funds, which I think is just you know fascinating and. 289 00:44:52.920 --> 00:44:58.650 Jeff Annison (President & Co-Founder, Legion M): there's a lot to unpack there, because I, you know I think there are some of these that are very legitimate. 290 00:44:59.040 --> 00:45:11.460 Jeff Annison (President & Co-Founder, Legion M): asset classes and really you know technology has allowed the common man to invest in things like fine wine and exotic cars that were never possible for or startup companies, for that matter. 291 00:45:12.270 --> 00:45:27.330 Jeff Annison (President & Co-Founder, Legion M): That were never possible for the general public before, and so you know, but on the flip side there's also crazy things like you know game stop and and you know these mean stocks, where It just seems like it's it's kind of

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a runaway social phenomenon. 292 00:45:28.590 --> 00:45:38.940 Jeff Annison (President & Co-Founder, Legion M): But I, I think, at the end of the day, it's it's the fact that you know, raising money small amounts of money, I do you think it's easier to get $100 check today than it is a. 293 00:45:39.240 --> 00:45:46.800 Jeff Annison (President & Co-Founder, Legion M): $250,000 check for all the reasons that Howard and Kevin were talking about On top of that, I think that's. 294 00:45:47.580 --> 00:45:52.440 Jeff Annison (President & Co-Founder, Legion M): it's it's one of the most healthiest forms of fundraising because at the end of the day, if you think about it. 295 00:45:52.830 --> 00:46:00.330 Jeff Annison (President & Co-Founder, Legion M): When you're selling to vcs you're spending an enormous amount of your time figuring out how to position yourself sell yourself. 296 00:46:00.930 --> 00:46:09.720 Jeff Annison (President & Co-Founder, Legion M): Make your customer work or sorry make your product and business model work for your investors, whereas when you're doing it with equity crowdfunding. 297 00:46:10.020 --> 00:46:15.000 Jeff Annison (President & Co-Founder, Legion M): you're doing all those exact same things but you're trying to figure out how to make it work for your customers. 298 00:46:15.300 --> 00:46:28.530 Jeff Annison (President & Co-Founder, Legion M): And so it's just a lot of effort that goes into something that you know, ultimately, I believe, is more powerful, because if you can make your product work for your customers you're far more likely to succeed than just having something that works on paper. 299 00:46:29.250 --> 00:46:40.590 Jeff Annison (President & Co-Founder, Legion M): for investors, so I,

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I think that you know I would I always encourage people when they're talking to me to explore equity crowdfunding and look at the different options, because, like I said, we are all in on it. 300 00:46:41.160 --> 00:46:47.850 Jeff Annison (President & Co-Founder, Legion M): Paul and I, and I think one of the things that we're doing is looking at figuring out how to lower our minimum investment. 301 00:46:48.420 --> 00:46:51.840 Jeff Annison (President & Co-Founder, Legion M): You know our minimum investment throughout Legionnaires history. 302 00:46:52.530 --> 00:47:00.570 Jeff Annison (President & Co-Founder, Legion M): has been $100 and now we want to knock it down to like $40 and, like, I think that that's a really interesting sort of dynamic because. 303 00:47:00.960 --> 00:47:12.030 Jeff Annison (President & Co-Founder, Legion M): When you can open the gates for people at that level, I think it has the possibility to fundamentally transform the sort of investors that you're getting. 304 00:47:12.360 --> 00:47:21.390 Jeff Annison (President & Co-Founder, Legion M): And I you know, at the end of the day, I expect that 80% of my money is going to that we raised is going to come from people writing larger checks. 305 00:47:21.660 --> 00:47:28.890 Jeff Annison (President & Co-Founder, Legion M): But 80% of our investors are gonna come from people you know, and maybe the $40 level or $100 level. 306 00:47:29.280 --> 00:47:40.080 Jeff Annison (President & Co-Founder, Legion M): And I think that that's a really fascinating dynamic, but like I said, I think that that that for our our business and our company that that's the most powerful position that we can be in yeah. 307 00:47:40.440 --> 00:47:47.610 Allen Jebsen (SVP Fundraising, StartEngine): Totally Howard question for you and Jeff i'd love your thoughts on this we're getting a lot of

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questions in the chat around. 308 00:47:47.880 --> 00:47:57.150 Allen Jebsen (SVP Fundraising, StartEngine): And i'm going to be picking out a couple of questions from the Q amp a so Thank you everyone for submitting those through the chat and the Q amp a button first question comes from Harrison. 309 00:47:57.630 --> 00:48:05.220 Allen Jebsen (SVP Fundraising, StartEngine): And Howard i'd love your opinion of this and how start engine is addressing this for their investors and for the platform is around. 310 00:48:05.580 --> 00:48:24.900 Allen Jebsen (SVP Fundraising, StartEngine): liquidity or an exit how do companies on start engine approach, providing that liquidity to investors, or how do companies on start engine rather show their investors, a plan for an exit whether that's a dividend stream or a liquidity event. 311 00:48:26.700 --> 00:48:30.690 Howard Marks (CEO & Co-Founder, StartEngine): So I think one thing, it has to be clear is that. 312 00:48:32.100 --> 00:48:40.380 Howard Marks (CEO & Co-Founder, StartEngine): equity crowdfunding is an innovation in raising capital and, soon to be innovation for liquidity as well. 313 00:48:41.940 --> 00:48:56.370 Howard Marks (CEO & Co-Founder, StartEngine): Right now, it took us I don't know you know Jeff was talking about 2016 In fact we started end of 2015 because reggae was announced earlier then rick regulation crowdfunding. 314 00:48:57.450 --> 00:48:58.110 Howard Marks (CEO & Co-Founder, StartEngine): So. 315 00:48:59.670 --> 00:49:10.320 Howard Marks (CEO & Co-Founder, StartEngine): we're still talking seven years and we were walking through the desert for many years, because it was hard to find entrepreneurs wanted to use equity

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crowdfunding. 316 00:49:11.250 --> 00:49:24.480 Howard Marks (CEO & Co-Founder, StartEngine): Now it's not hard, it was hard so Jeff is an absolute innovator, and what he's doing an absolute in better because he's he just saw the opportunity where most didn't. 317 00:49:25.410 --> 00:49:34.710 Howard Marks (CEO & Co-Founder, StartEngine): So, so now today we're talking about is well the traditional forms of liquidity is what well selling the company that's one of them. 318 00:49:35.670 --> 00:49:43.710 Howard Marks (CEO & Co-Founder, StartEngine): But some entrepreneurs don't want to sell because they love what they're doing, and they have a mission, they want to accomplish the mission and it takes time, I mean activision was a. 319 00:49:44.460 --> 00:49:55.230 Howard Marks (CEO & Co-Founder, StartEngine): 30 year overnight success, I don't know so a lot of people that sounds like a oh my God so long yeah well we had so much fun, so what. 320 00:49:56.610 --> 00:50:10.740 Howard Marks (CEO & Co-Founder, StartEngine): And you know start engine were seven years in overnight success but we're not a success, yet we're not there, so maybe in a few years, maybe five years from now, we can talk about an overnight success right. 321 00:50:12.090 --> 00:50:27.420 Howard Marks (CEO & Co-Founder, StartEngine): So that's one of the things you can sell the company another one is you can take the company public and the NASDAQ New York stock exchange is great for taking a company public except that love people misunderstand what this is all about, unless you have institutional. 322 00:50:28.560 --> 00:50:37.920 Howard Marks (CEO & Co-Founder, StartEngine): Research looking at your company and making reports on your company and supporting what you're doing with real research independent. 323

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00:50:38.490 --> 00:50:45.270 Howard Marks (CEO & Co-Founder, StartEngine): Your your stock is probably going to go into the toilet and why, because the hedge funds are going to short you into oblivion. 324 00:50:45.570 --> 00:50:54.540 Howard Marks (CEO & Co-Founder, StartEngine): they're going to keep shortening shortening shortening because they make money every time you stock goes down and make money, but the morning short, the more it goes down, I mean Jeff was talking about the meme stocks. 325 00:50:55.140 --> 00:51:02.790 Howard Marks (CEO & Co-Founder, StartEngine): You know I gave stop where it did the other way, it was a short squeeze so so basically everybody was shorting game stop and. 326 00:51:03.270 --> 00:51:17.820 Howard Marks (CEO & Co-Founder, StartEngine): You know, a million people said, now we don't believe in and he kept buying stock and every time it goes up the short sellers have to sell at a lower price at a higher price and lose so much money at a point where they can't sustain it anymore and guys lost billions so. 327 00:51:18.840 --> 00:51:32.460 Howard Marks (CEO & Co-Founder, StartEngine): tesla is another example so that's another way to do it, but I would be careful about going public unless you have support and and a very clear path for growth and profitability anyway. 328 00:51:33.210 --> 00:51:41.190 Howard Marks (CEO & Co-Founder, StartEngine): Right now, the markets are kind of dead for those options and the third option is what we're going to be introducing which is. 329 00:51:42.000 --> 00:51:49.350 Howard Marks (CEO & Co-Founder, StartEngine): The idea of having a platform like it's called secondary we can trade those shares but it's not like a stock market. 330 00:51:49.860 --> 00:51:54.690 Howard Marks (CEO & Co-Founder, StartEngine): it's doesn't have you know hedge fund shorting you to zero.

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331 00:51:55.230 --> 00:52:00.240 Howard Marks (CEO & Co-Founder, StartEngine): It doesn't have puts calls all these options it doesn't have margins, where you can borrow money. 332 00:52:00.510 --> 00:52:09.090 Howard Marks (CEO & Co-Founder, StartEngine): Sometimes you margin people short stocks, they there's more shorts than their stocks available, I mean, how do you explain it that's called naked shorting. 333 00:52:09.420 --> 00:52:17.940 Howard Marks (CEO & Co-Founder, StartEngine): shouldn't be legal I guess people do it anyway, but so strange so strange but anyway, we wanted to create a our own marketplace, that is clean. 334 00:52:18.570 --> 00:52:27.330 Howard Marks (CEO & Co-Founder, StartEngine): And I was inspired by the video game industry because you know you can buy sword in the game use a sword enjoy that sword, and then you can trade it. 335 00:52:27.810 --> 00:52:36.060 Howard Marks (CEO & Co-Founder, StartEngine): to another player great and you may make money on it on the trade, you may lose my entree I don't know depends on what you're doing with it so anyway. 336 00:52:37.440 --> 00:52:46.710 Howard Marks (CEO & Co-Founder, StartEngine): I was inspired by that, so why can't we do the same, so we did so we're you know we're still early on in that phase it took us seven years to get to equity. 337 00:52:47.070 --> 00:52:57.900 Howard Marks (CEO & Co-Founder, StartEngine): crowdfunding to position, I think, where it's being recognized as a great option, it has so much more potential and excited to 10 years. 338 00:52:58.410 --> 00:53:10.320 Howard Marks (CEO & Co-Founder, StartEngine): And a secondary market place, yes, it is something that will happen you you you allow your investors during between rounds of in of raising money, so you raise money. 339

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00:53:11.340 --> 00:53:20.520 Howard Marks (CEO & Co-Founder, StartEngine): And then, when you're done raising money, then you let them trade and then you want to raise more money you stop the trading and you raise more money, and you can keep going on forever. 340 00:53:21.390 --> 00:53:29.520 Howard Marks (CEO & Co-Founder, StartEngine): Until you don't need capital, but you know, the idea of not needing capital I just don't get it, but okay well people like Oh, I only money it's like that that's such a. 341 00:53:30.240 --> 00:53:43.740 Howard Marks (CEO & Co-Founder, StartEngine): bizarre concept, you always need capital even Microsoft, by the way, borrows money I don't know if you guys know that so so Come on, please, we got we're business people, our goal is to grow, the business and it needs capital. 342 00:53:46.290 --> 00:53:53.670 Allen Jebsen (SVP Fundraising, StartEngine): Jeff same question to you, how do you approach investor exit what is, what is the plan for legion em and how do you. 343 00:53:54.780 --> 00:53:58.440 Allen Jebsen (SVP Fundraising, StartEngine): How do you address that in the marketing of your crowdfunding campaigns. 344 00:53:59.130 --> 00:54:08.640 Jeff Annison (President & Co-Founder, Legion M): yeah it's a great question, I mean we are very upfront with our equity crowdfunding investors about what Legionella represents. 345 00:54:09.180 --> 00:54:17.790 Jeff Annison (President & Co-Founder, Legion M): First of all, that it's a high risk company, I mean we're a startup company and we're in the entertainment space so it's like double jeopardy, and the fact is. 346 00:54:18.180 --> 00:54:29.370 Jeff Annison (President & Co-Founder, Legion M): Most startups fail, you know I mean the most likely outcome of investing in any equity crowdfunding statistically, the most likely outcome is that you're going to lose all your money, I mean that's just the fact.

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347 00:54:29.820 --> 00:54:37.590 Jeff Annison (President & Co-Founder, Legion M): But that was the same facts, you know with Jeff bezos when Amazon was starting in a garage it was the same fact for. 348 00:54:37.920 --> 00:54:46.260 Jeff Annison (President & Co-Founder, Legion M): Mark Zuckerberg and you know Walt Disney back when they they form those companies and and it's the companies that succeed that can go on and change the world and so. 349 00:54:46.650 --> 00:54:55.560 Jeff Annison (President & Co-Founder, Legion M): I think you know we do a lot of we make a lot of effort to let people know about the rest like I said earlier, we treat our our. 350 00:54:55.800 --> 00:55:01.920 Jeff Annison (President & Co-Founder, Legion M): Our small investors or micro investors, the same way that we would a large investor when there's things that might be. 351 00:55:02.280 --> 00:55:08.160 Jeff Annison (President & Co-Founder, Legion M): Obvious to a venture capitalist that are non obvious to you know, a casual investor we try and point those out. 352 00:55:08.970 --> 00:55:15.780 Jeff Annison (President & Co-Founder, Legion M): But the other thing is, is that we really try and tell you know explain to people like this is a long term investment, and you know our goal. 353 00:55:16.110 --> 00:55:23.580 Jeff Annison (President & Co-Founder, Legion M): is to you know become like Disney and you know I mean it's taking them nearly 100 years to get to the point where they are today and. 354 00:55:23.940 --> 00:55:32.310 Jeff Annison (President & Co-Founder, Legion M): And so you know, most of our investors, I think, received this message and again it's total counterprogramming to crypto.

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355 00:55:32.640 --> 00:55:44.940 Jeff Annison (President & Co-Founder, Legion M): And you know all the options that are available, where you can jump in you can day trade, you can buy sell you know kind of get on reddit and catch the catch the rise and then get out before it falls, and all that sort of stuff that's completely contrary to that. 356 00:55:45.990 --> 00:55:51.810 Jeff Annison (President & Co-Founder, Legion M): But it's so much more powerful and you know it's it's interesting as we. 357 00:55:52.680 --> 00:56:02.160 Jeff Annison (President & Co-Founder, Legion M): Talk about like the the comparison between game stop and equity crowdfunding and I think that is such an interesting example because that is. 358 00:56:02.430 --> 00:56:11.850 Jeff Annison (President & Co-Founder, Legion M): A prime example about how a bunch of small investors banded together we're literally make the market and completely changed the dynamic. 359 00:56:12.360 --> 00:56:24.660 Jeff Annison (President & Co-Founder, Legion M): And you know and so many of those people were doing it for the reasons that we're not even about Roi, it was because they wanted to stick it to Wall Street they felt like. 360 00:56:24.900 --> 00:56:35.220 Jeff Annison (President & Co-Founder, Legion M): You know let's all band together and we can make something bigger than ourselves and I don't care if I even lose money but i'm going to hang on to the end, because I believe in this in this. 361 00:56:35.700 --> 00:56:40.020 Jeff Annison (President & Co-Founder, Legion M): Movement, and so it was entirely successful you know. 362 00:56:40.530 --> 00:56:55.710 Jeff Annison (President & Co-Founder, Legion M): In that regard, but the thing that I think is striking is that it was all built around a stock that didn't fundamentally benefit from a game stop was the exact same company, you know when it was up here, as it was down here and.

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363 00:56:56.400 --> 00:57:05.370 Jeff Annison (President & Co-Founder, Legion M): You know, investing in stock and particularly a stock like that is a zero sum game right, which means that for me to make money somebody else has to lose money. 364 00:57:05.760 --> 00:57:11.520 Jeff Annison (President & Co-Founder, Legion M): And if you look at game stop and the rise and the fall and it's gone back up and i'm not sure exactly where it is today. 365 00:57:12.210 --> 00:57:17.790 Jeff Annison (President & Co-Founder, Legion M): You know there's there's there's probably a few people that made a lot of money there's probably a lot of people that lost a little bit of money. 366 00:57:18.090 --> 00:57:26.940 Jeff Annison (President & Co-Founder, Legion M): But if you could imagine if all of those people instead that wanted to change the world had banded together for an equity crowdfunding company. 367 00:57:27.270 --> 00:57:34.290 Jeff Annison (President & Co-Founder, Legion M): That would have literally been potentially billions of dollars for a company that they could use to actually create something. 368 00:57:34.680 --> 00:57:43.920 Jeff Annison (President & Co-Founder, Legion M): That that had enormous value and then you could turn around and sell it to you know sell it to Wall Street, and so like it's just it's it's so. 369 00:57:44.250 --> 00:57:51.600 Jeff Annison (President & Co-Founder, Legion M): fascinating to me and and and I feel like that's kind of the opportunity of equity crowdfunding this idea that let's all invest our money. 370 00:57:51.870 --> 00:58:02.970 Jeff Annison (President & Co-Founder, Legion M): in the truest sense of investment, you know, not an arbitrage and i'm going to buy low sell high, but the fact that i'm going to invest my money into something we are going to create something that was not there before.

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371 00:58:03.330 --> 00:58:13.920 Jeff Annison (President & Co-Founder, Legion M): That has the power to change the world, and if it's successful, then we all benefit from it, everybody, I think, is is so enormously powerful yeah. 372 00:58:14.370 --> 00:58:25.650 Allen Jebsen (SVP Fundraising, StartEngine): Well Jeff Thank you so much, we are unfortunately out of time, and we want to thank you for your time Jeff and Howard, as well as Mr wonderful Kevin or Larry. 373 00:58:26.610 --> 00:58:37.890 Allen Jebsen (SVP Fundraising, StartEngine): So for everyone who is thinking about equity crowdfunding and start engine please visit start engine COM backslash raise capital, and we are waiting to speak to. 374 00:58:38.190 --> 00:58:44.340 Allen Jebsen (SVP Fundraising, StartEngine): Each and every one of you about your business to see if it's right for equity crowdfunding but as we've heard today. 375 00:58:44.640 --> 00:58:51.810 Allen Jebsen (SVP Fundraising, StartEngine): There is no better time to raise capital than right now and a platform like start engine and a method like equity crowdfunding can really be. 376 00:58:52.110 --> 00:59:00.960 Allen Jebsen (SVP Fundraising, StartEngine): That vessel for your business's future so Jeff Thank you again so much for your time and we look forward to your next upcoming raise on start engine. 377 00:59:01.650 --> 00:59:02.670 Jeff Annison (President & Co-Founder, Legion M): Thank you for having me. 378 00:59:03.300 --> 00:59:05.490 Allen Jebsen (SVP Fundraising, StartEngine): Alright, thank you, everybody will see you soon.

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Compose Labels More Inbox 21 Starred Snoozed Important Sent Scheduled Drafts 6 All Mail Categories Social Updates 2 Forums 1 Promotions 1 Sample Reg CF Foundati … Gabe Beitcher Director of Onboarding 424-279-4186 Mr. Wonderful - The Power of Equity Crowdfunding Case Studies - Reg CF/Reg A+ -- Know a founder or business looking for investors? Refer them to StartEngine and earn $5,000 cash: Refer Here *terms and conditions apply St artEngine Crowdfunding is a not a broker-dealer, funding portal or investment adviser. StartEngine Capital, LLC is a funding portal registered with the US Securities and Exchange Commission (SEC) and a member of the Financial Industry Regulatory Authority ( FINRA). StartEngine Primary, LLC is a broker- dealer and member of FINRA / SIPC. Neither StartEngine Crowdfunding nor StartEngine Capital is making any recommendation or giving any advice with respect to any company or offering discussed in this communication. To read our full disclosure, please visit this page - startengine dot com slash disclaimer. 3 Attachments • Scanned by Gmail Cash is King Webi … Thanks! Looks good. Perfect. Reply Reply all Forward 2 of many CALENDAR Tue, Sep 6 arrow_drop_down ! " Today # Fri , Sep 9 Mon , Sep 12 Thu , Sep 15 Mon , Sep 19 Thu , Sep 22 Fri , Sep 23 Sat , Sep 24 Disclosure Law Group 5:30 – 6:30pm , 619-734-9876,,23582 Re: Thirty Three Threads Annual Report 12 – 12:30pm Weekly Analyst Call #1 12:30 – 1pm Weekly Analyst Call #2 2:30 – 3pm First Day of Hispanic Heritage Month Weekly Analyst Call #1 12:30 – 1pm Weekly Analyst Call #2 2:30 – 3pm Theresa Chicago (Day 1/5) Theresa Chicago (Day 2/5) Theresa Chicago (Day 3/5) add Create an event Mail Chat Spaces Meet 21 Away gabe@startengine.com Screen Shot 2022-08-29 at 9.16.56 AM.png Open with Open with

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